UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2013

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

001-32543
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 31, 2013, the Company’s majority shareholder (the “Fortune Estate”) entered into an off-balance sheet arrangement through the execution of a forbearance agreement (Forbearance Agreement) with a bank, the expectation of which had been disclosed in previous filings. Under the terms of the Forbearance Agreement, the bank has agreed to release its interest in 100% of the Fortune Estate’s 296,180 shares of Fortune Industries, Inc. Series C Preferred Stock and 7,344,687 shares of the Company’s Common Stock upon consummation of the proposed merger agreement with CEP, Inc., a Tennessee corporation (“CEP”). As a result, in the Company’s Form 10-Q for the nine months ended March 31, 2013 filed on May 15, 2013, the Company reported a one-time non-recurring impairment charge of $3.9 million during the quarter ended March 31, 2013.

The impairment charge reduces the Company’s goodwill from its previous value of $12.4 million to its anticipated balance of $8.5 million after the expected merger arrangement with CEP.

ITEM 9.01. Financial Statements and Exhibits

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: May 31, 2013	By: /s/ Tena Mayberry
Tena Mayberry Chief Executive Officer